Exhibit 10.2

NABUFIT GLOBAL, INC.
COMMON STOCK SUBSCRIPTION AGREEMENT

The undersigned (the "Investor") hereby confirms its agreement with NABUfit Global, Inc., a Delaware corporation (the "Company") as follows:
1. This Subscription Agreement, including the Terms and Conditions for Purchase of Shares attached hereto as Annex I (collectively, (this "Agreement") is made as of the date set forth below between the Company and the Investor.
2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 5,000,000 shares of its common stock, par value $0.0001 per share (the "Common Stock"), of the Company (the "Shares"). The purchase price per Share shall be $0.92 (the "Share Purchase Price"). The Shares will be certificated and the Shares shall be immediately transferable upon issuance.
3. The offering and sale of the Shares (the "Offering") are being made pursuant to (1) an effective Registration Statement on Form S-1, File No. 333-210325 (including any additional registration statement or post-effective amendment filed with respect thereto pursuant to Rule 462(b) under the Shares Act (as defined below) the "Registration Statement") filed by the Company with the Shares and Exchange Commission (the "Commission") (including the prospectus contained therein (the "Prospectus") and (2) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Shares Act of 1933, as amended (the "Shares Act")), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the "Issuer Free Writing Prospectus"), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company.
4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate Purchase Price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by an underwriter or placement agent and that there is no minimum offering amount.
5. The Shares shall be settled as follows:
 A. Cash Settlement.  Investor shall pay to the Company via direct wire transfer, cash or other immediately available funds an amount equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:
[To be separately provided to the Investor.]
Upon receipt of the Purchase Price, the Company shall provide a copy of this Agreement to the Company's Transfer Agent with instructions to deliver a certificate representing the Shares ("Certificate") or electronically through DWAC to the investors account at the Investor's broker upon the broker requesting the Company's Transfer Agent that the shares be delivered electronically through DWAC.  The Investor may purchase the shares in one or more transactions for a period of three months from the date of this Agreement.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") or an Associated Person (as such term is defined under the FINRA's NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:
 a.  _________________________________________________
b.  _________________________________________________
 (If no exceptions, write "none." If left blank, response will be deemed to be "none.")
7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus, filed June 6, 2016 which is a part of the Company's Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the "Disclosure Package"), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the "Offering Information"). Such information may be provided to the Investor by any means permitted under the Shares Act, including a free writing prospectus and oral communications.
8. No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.
9. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof are the material pricing terms of the Offering.
Number of Shares:
Purchase Price per Share: USD $0.92
Aggregate Purchase Price: USD $

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:	______________, 2016

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this:	______________, 2016

NABUFIT GLOBAL, INC.
By:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.
2. Agreement to Sell and Purchase the Shares;
2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.
2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (or, alternatively, sell Shares pursuant to the Prospectus without any Subscription Agreement) (the "Other Investors") and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements."
2.3 Investor represents and acknowledges that the no placement agent or other person is owed any commissions or other amounts related to the sale of the Shares to the Investor.
2.4 The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company's Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.
3. Closings and Delivery of the Shares and Funds.
3.1 Closing.  The completion of the purchase and sale of the Shares (the "Closing") shall occur at a place and time (the "Closing Date") as agreed upon by the Company and the Investors. At the Closing, the Company shall deliver the Company's transfer agent a copy of this Agreement and instructions to issue a certificate or electronically through DWAC evidencing the Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor.
3.2 Conditions to the Obligations of the Parties.
(a) Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor's Obligations. The Investor's obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date. The Investor's obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company.
3.3 Delivery of Funds.  Payment for the Shares shall be made as follows:
(a) Cash Settlement.  Investor shall pay via direct wire transfer an amount equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company:
[To be separately provided to the Investor]
3.5 Delivery of Shares.
(a) Cash Settlement:  If the Investor elects to have a cash settlement, the Investor shall wire or provide other immediately available funds to the Company and the Company shall deliver a copy of the Agreement to the transfer agent and instructions regarding the issuance of a certificate or electronically through DWAC to the Investor representing the Shares.
4. Representations, Warranties and Covenants of the Investor.
The Investor acknowledges, represents and warrants to, and agrees with, the Company that:
4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required and (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.
4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.
4.6 Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company's securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) from the time the Investor received material pricing information regarding the offering until the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
4.7 The Investor has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.
6. Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be delivered (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by email attachment or facsimile number, upon the date of transmission, and will be delivered and addressed as follows:

(a) if to the Company:

626 East 1820 North
Orem, Utah 84097
Attention: Bob Bench
Email: bobbench@nabufit.com

with a copy to:

Carman Lehnhof Israelsen, LLP
299 South Main Street, Suite 1300
Salt Lake City, Utah 84111
Attention: J. Martin Tate
Email: mtate@clilaw.com

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investor.
8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
10. Governing Law.   This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).
12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor's receipt of the Company's signed counterpart to this Agreement, together with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company's sale of the Shares to such Investor.

13. Press Release; Disclosure. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on July 1, 2016 issue a press release announcing the Offering and disclosing all material information, including, without limitation, the material terms, regarding the Offering, not previously disclosed, permitted under existing SEC rules applicable to press releases, and (b) as promptly as practicable on July 1, 2016 file a current report on Form 8-K with the Shares and Exchange Commission. From and after the issuance of such press release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Investor or any of their affiliates on the other hand, shall terminate. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to the press release required above, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to an Investor without the Investor's consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to this Agreement constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Investor shall be relying on the provisions of this Section 13 in effecting transactions in securities of the Company.
14. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:
14.1 The Registration Statement and any prospectus included therein, including the Prospectus and any supplement thereto, complies in all material respects with the requirements of the Exchange Act and the rules and regulations of the Shares and Exchange Commission (the "Commission") promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto becomes effective (or became effective, as applicable), at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Shares Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Shares Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the Shares Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

14.2 As of their respective dates, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act during the two (2) years prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The Company is not currently contemplating to amend or restate any of the financial statements (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the "Financial Statements"), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with generally accepted accounting principles and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
15. Equal Treatment of Purchasers. No consideration (including any modification of any subscription agreement executed pursuant to the Offering each a "Transaction Document")) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to the each investor party to the Offering pursuant to this Agreement or other Subscription Agreements, including the Investor. For clarification purposes, this provision constitutes a separate right granted to the Investor by the Company and negotiated separately by the Investor, and is intended for the Company to treat the investors party to the Offering as a class and shall not in any way be construed as any of the investors party to the Offering acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.
16. USA PATRIOT Act.  To comply with applicable laws, rules and regulations designed to combat money laundering or terrorism, Investor shall provide the information on Exhibit B hereto.

EXHIBIT A
NABUFIT GLOBAL, INC.
INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:
1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

EXHIBIT B
USA PATRIOT ACT COMPLIANCE

i.	Name of the bank from which the Investor's payment to the Company is being wired (the "Wiring Bank"):

ii.	Is the Wiring Bank located in the United States or another "FATF Country"[1]?
☐ Yes
☐ No

iii.	If the Investor answered "Yes," is the Investor a customer of the Wiring Bank?
☐ Yes
☐ No

If the Investor answered "No" to questions 2 or 3 above, the Investor may be required, if the Investor is an individual, to produce a copy of a passport or identification card, together with any evidence of the Investor address, such as a utility bill or bank statement, and date of birth.  If the Investor is an entity, the Investor may be required to produce a certified copy of the Investor's certificate of incorporation, articles of association (or the equivalent) or certificate of formation or limited partnership (or the equivalent), and the names, occupations, dates of birth and residential and business addresses of all directors.

1 As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (each an "FATF Country") are:  Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, Turkey, United Kingdom, and the United States.  The list of FATF Countries may be expanded to include future FATF members and FATF compliant countries, as appropriate.